Exhibit 99.2


                          Press Release
   2441 Presidential Parkway (bullet) Midlothian, Texas 76065
 (bullet) Phone 972.775.9801 (bullet) Fax 800.579.4271 (bullet)
                          www.ennis.com


FOR IMMEDIATE RELEASE              FOR ADDITIONAL INFORMATION
                                   CONTACT:   Keith S. Walters,
                                   Chairman, President & CEO
                                   (800) 752-5386

Midlothian, Texas, June 28, 2004


            ENNIS AND ALSTYLE APPAREL AGREE TO MERGE

Keith Walters to lead combined entity & Roger Brown will continue as President of Alstyle

 Accretive Combination Will Create Premier Full-Service Supplier to Forms & Promotional Product Distributors in North America With
              Over $525 million in Annual Revenues

   Los Angeles, Midlothian, TX - June 25th, 2004 - Ennis, Inc. (formerly Ennis Business Forms, Inc.) (NYSE: EBF), a manufacturer of printed business products headquartered in Midlothian, Texas, and Alstyle Apparel, a privately held manufacturer of t-shirts and fleece goods based in Anaheim, California, announced today that they have signed a definitive agreement to merge in a tax free exchange of stock which would create a full-service provider of printed business products and promotional apparel (t-shirts & fleece goods) with over $525 million in annual revenues, and approximately 7,000 employees in North America. This merger, along with the separately announced acquisition of Crabar/GBF, continues the Ennis strategy of growth through related manufactured products (the Crabar/GBF acquisition) or acquiring growing product lines (promotional apparel) for our existing customer base. Ennis' customers are independent forms brokers or printers who have grown their businesses through the sale of promotional products to businesses in North America. The profile of a current Ennis customer today indicates that less than half of their sales revenues constitute forms sales with the remainder comprised of commercial printing and promotional product sales. The combination of these two companies will provide both the Alstyle and the Ennis combined customer bases with a broad array

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of  high-quality, long-, medium- and short-run print products and
solutions,   financial  documents,  print  fulfillment,   labels,
collateral   materials,  POP  commercial  printing,   forms   and
logistics services, promotional products (both apparel and non-apparel goods) through their respective sales channels. The Boards of Directors of both companies have unanimously approved the agreement.

   The combined company will retain the Ennis name and will be headquartered in Midlothian, Texas. Upon closing of the transaction, Roger Brown, President of Alstyle Apparel, will stay on for 18 months in his current capacity reporting to Keith Walters, Chairman, President and CEO of Ennis. Mr. Brown will fill the first available director position of Ennis after the transaction closes in the fall of this year.

   Under the terms of the transaction, Alstyle Apparel shareholders will receive Ennis shares based upon a $242 million valuation of Alstyle less debt outstanding as of the day of merger (assumed to be between $104 million and $108 million). The resulting value will be divided by the average trading price of Ennis over the previous 30-day trading period, estimated to be about $15.60 per share. This should approximate between 8.6 million and 8.9 million shares of newly issued Ennis stock. Ennis will assume approximately $104 to $108 million in Alstyle Apparel debt. While the Alstyle transaction is essentially a stock transaction there will be debt assumed of approximately $104 million to $108 million. The debt to equity ratio will continue to be less than .5 to 1 and the Company has entered into a committed line of credit from LaSalle Bank for $100 million in Revolver credit facilities and up to $50 million in Term credit facilities if needed (although it is anticipated that the Term facility will be in the $20 to $30 million range).

   The combined company will be traded on the NYSE under the ticker symbol EBF. Upon completion of the transaction, Ennis shareholders will own 16.6 million shares or approximately 65% of the total outstanding shares and Alstyle shareholders will own
8.9 million shares or approximately 35% of the combined outstanding shares of 25.5 million shares. Ennis is expected to maintain its annual dividend of $0.62 per share.

   The transaction is expected to be accretive to Ennis's earnings in the first full year of operations. In addition to significantly enhanced revenue opportunities, the company hopes


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to  cross  sell  products through the two  separate  channels  to
increase   sales   and  profits  even  more  than   are   already
anticipated.   There does not appear to be much customer  overlap
between the two companies.  The combined company is also expected
to   generate  substantial  cash  flow  in  the  first  year   of
consolidated operations. Based upon trailing twelve months the combined company (including the Crabar/GBF acquisition) would have approximately $525 million in annual sales, combined EBITDA of $65 to $70 million, and free cash flow of approximately $45 to $50 million (all of which is based on the audited fiscal year ended December 31, 2003 information for Alstyle Apparel and Crabar/GBF and the audited fiscal year ended February 28th, 2004 information for Ennis). Alstyle's estimate of EBITDA for the 2004 calendar year is in the $35 - $40 million range.

   Keith Walters, Chairman, President and CEO of Ennis, said, "Today's announcement is a tremendously positive step forward in the continued evolution and development of Ennis. It is our goal to continue to offer our customers a representative offering of the most profitable products in the industry. The transaction will place Ennis among the top players in the Forms and Promotional Products arena serving the more than 40,000 independent distributors and printers who comprise the marketplace served by Ennis. Public companies in the activewear market, like Gildan and Delta Apparel, trade at multiples of EBITDA that are higher than reflected in the enterprise value placed on this transaction. But since this is a merger, rather than an acquisition, we were able to bring the two companies together for a more reasonable enterprise valuation on a combined basis due to the exchange of stock. It is great news for our customers, our employees and our shareholders. I am especially pleased that Roger Brown will continue in his role as President of Alstyle Apparel and look forward to a smooth transition."
   Roger Brown, President of Alstyle Apparel, said, "This transaction is strategically and financially compelling, bringing together the industry's most established trade supplier of forms and printed products with an established and growing manufacturer of t-shirts and fleece goods supported by an international network of sales representatives and distribution centers located throughout North America. The combination will enable Ennis to offer North America's larger distributorships a comprehensive suite of print and related products and promotional apparel solutions that will meet the demands of their growing customer base. Through this combination, Ennis plans to expand into the apparel side of promotional products and solutions beyond merely


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t-shirts  and  fleece  goods by accessing  the  Pacific  Rim  and reselling through the existing sales channel of Alstyle."

   Mr. Walters continued, "With a broad base of highly profitable businesses and a strategic approach to managing our capital, Ennis will generate substantial cash flow after servicing the dividend and making disciplined capital expenditures."

   The transaction is subject to approval by Ennis stockholders and is expected to close in the fall. The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Please note that the Company has issued a separate press release on the acquisition of Crabar/GBF, a $69 million forms company.
This release is also dated June 25th, 2004 and is available on the Company's web site.

About Ennis
-----------
     Ennis (www.ennis.com), Inc. is primarily engaged in the production of and sale of business forms and other business products. The Company, together with its subsidiaries, operates in three business segments: the Forms Solutions Group, the Promotional Solutions Group and the Financial Solutions Group. The Forms Solutions Group is primarily engaged in the business of manufacturing and selling business forms and other printed business products through distributors. The Promotional Solutions Group is primarily engaged in the business of design, production and distribution of printed and electronic media, presentation products, flexographic printing, advertising specialties and Post-it Notes. The Financial Solutions Group designs, manufactures and markets printed forms and specializes in internal bank forms, secure and negotiable documents and custom products.

About Alstyle Apparel
---------------------

     Alstyle Apparel and Activewear is a vertically integrated manufacturer and distributor of t-shirts and various fleece goods throughout the U.S., Mexico and Canada. Alstyle began business in 1976 in Chicago as a small importer of T-shirts for local screen printers and quickly grew to become the largest distributor of Fruit of the Loom and Hanes products. In 1990,


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Alstyle  started producing its own line of high-quality  T-shirts under the Murina label, soon expanding with the introduction of the AAA, Gaziani, as well as many other labels. Today, Alstyle Apparel has production facilities throughout the U.S. and Mexico producing the highest quality products at the most competitive prices possible. Alstyle Apparel operates with a "quick-turn-around" philosophy with convenient distribution centers located in California, Chicago, Atlanta, Texas, Philadelphia, Canada and
Europe.   All  of  the Alstyle garments are made from  U.S.  yarn
grown, spun, knitted, and dyed in the USA, then cut and sewn either in the US, Mexico, or the Caribbean Basin. As well as producing their own label garments, Alstyle Apparel also has an extensive private label and re-label program, flexible and competitive to meet the needs of their customers.

This news release contains statements relating to future results of the combined company including statements (i) that the transaction will be accretive to the combined company's earnings in the first year of operations, (ii) that Alstyle's estimate of EBITDA for the calendar year 2004 is $35-$40 million, (iii) that the combined company will generate substantial cash flow in the first year of consolidated operations, (iii) and that the company will generate substantial cash flow after servicing the dividend,
(iv) that the debt ratio will be less than .5 to 1, (v) that the range of Ennis shares issued will be between 8.6 and 8.9 million shares, and (vi) as to the expected maintenance of the annual dividend, as well as other anticipated, believed, planned, forecasted, expected, targeted and estimated results and the combined company's outlook concerning future results, that are "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

Factors  relating  to the completion of the transaction  and  the integration of the businesses that could cause material differences in the expected results of the combined company include, without limitation, the following: the development and execution of comprehensive plans for asset rationalization, the ability to eliminate duplicative overhead without excessive cost or adversely affecting the business, the potential loss of customers and employees as a result of the transaction, the


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ability  to  achieve  procurement  savings  by  leveraging  total spending across the organization, the success of the organization in leveraging its comprehensive product offering to the combined customer base as well as the ability of the organization to complete the integration of the combined companies without losing focus on the business. In addition, the ability of the combined company to achieve the expected revenues, accretion and synergy savings will also be affected by the effects of competition (in particular the response to the transaction in the marketplace), the effects of paper and other raw materials and fuel price fluctuations and shortages of supply, the rate of migration from paper-based forms to digital formats, the impact of currency fluctuations in the countries in which Ennis and Alstyle Apparel operate, general economic and other factors beyond the combined company's control, and other risks and uncertainties described from time to time in Ennis's and Alstyle Apparel's periodic filings with United States securities authorities, as applicable.

This communication is not a solicitation of a proxy from any security holder of Ennis. Ennis intends to file a Registration Statement (S-4) and Proxy Statement regarding the proposed transaction with the U.S. Securities and Exchange Commission
(SEC). WE URGE INVESTORS IN ENNIS TO CAREFULLY READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN
IMPORTANT  INFORMATION  ABOUT  ENNIS,  ALSTYLE  APPAREL  AND  THE
PROPOSED TRANSACTION. Investors will be able to obtain the document free of charge at the SEC's website, www.sec.gov. Documents filed with the SEC by Ennis will be available free of charge from Investor Relations, Ennis, 2441 Presidential Parkway, Midlothian, Texas 76065. Ennis, Alstyle Apparel and their executive officers and directors may be deemed to be participants in the solicitation of proxies from Ennis in favor of the proposed transaction. Information regarding the security ownership and other interests of Ennis's and Alstyle Apparel's executive officers and directors will be included in the Registration Statement and Proxy Statement.






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